Nine Energy Service Announces Third Quarter 2025 Results

•	Revenue, net loss and adjusted EBITDAA of $132.0 million, $(14.6) million and $9.6 million, respectively, for the third quarter of 2025

•	Completed landmark cementing job in the Haynesville Basin

•	For the first nine months of 2025 compared to the same period in 2024, international revenue increased by ~19%

•	Total liquidity as of September 30, 2025 of $40.3 million

HOUSTON – Nine Energy Service, Inc. (“Nine” or the “Company”) (NYSE: NINE) reported third quarter 2025 revenues of $132.0 million, net loss of $(14.6) million, or $(0.35) per diluted share and $(0.35) per basic share, and adjusted EBITDA of $9.6 million. The Company provided original third quarter 2025 revenue guidance between $135.0 and $145.0 million, with actual results coming in below the provided range.

“Q3 was a challenging quarter following significant rig declines and subsequent pricing pressure beginning in Q2,” said Ann Fox, President and Chief Executive Officer, Nine Energy Service. “At the end of Q1, the US rig count was 592 and by the end of Q3 had declined to 549 rigs, a decline of 43 rigs, or ~7% over two quarters. With these activity declines, we have seen significant pricing pressure starting in Q2 and continuing into Q3, most evident in the Permian Basin where the majority of rigs have come out of the market, and the competitive landscape is saturated.”

“Activity declines and pricing pressure negatively impacted revenue and earnings across all of our service lines. In addition to market impacts, our Completion Tools Division had market share losses during Q3 due mostly to customer consolidation and a change in certain of our domestic customers’ completion designs. Our R&D team is working real-time to design, test and commercialize new technology to address the market need. Our international tools business remains an important part of our growth strategy, and we still anticipate growing international tools revenue year over year.”

“Natural gas prices remained mostly supportive during the quarter, averaging $3.03 for Q3, versus $3.19 for Q2. While the long-term natural gas outlook remains positive, we faced temporary headwinds in the Northeast during Q3 due to droughts in the area, causing completion delays and inefficiencies impacting our Wireline and Completion Tools divisions in that region.”

“Despite a challenging macro backdrop, our cementing team remains at the forefront of technology. We recently completed a landmark cementing job for a large operator in the Haynesville, a basin characterized as an extremely challenging operating environment. Our lab technicians formulated a proprietary, latex-based slurry and operations successfully executed at the wellsite.”

“The US land market continues to be challenging. It is too early to provide an outlook for 2026 activity, but we do expect typical seasonality in Q4 related to budget exhaustion, holidays and weather, as well as continued low pricing of services. Because of this, we anticipate Q4 revenue and earnings will be down compared to Q3.”

“We will continue to navigate market dynamics. This team is extremely capable and resilient, and we remain focused on growing market share both domestically and internationally, while simultaneously lowering our costs without impeding the quality of our service execution, safety and technology.”

Operating Results

During the third quarter of 2025, the Company reported revenues of $132.0 million, gross profit of $11.9 million and adjusted gross profitB of $20.3 million. During the third quarter of 2025, the Company generated ROIC of (-23.1)% and adjusted ROICC of (-1.6)%.

During the third quarter of 2025, the Company reported general and administrative (“G&A”) expense of $12.8 million. Depreciation and amortization expense (“D&A”) in the third quarter of 2025 was $8.6 million.

The Company’s tax benefit was approximately $0.3 million year to date. The benefit for 2025 is the result of a $0.5 million discrete tax benefit recorded during the second quarter of 2025, offset by tax positions in state and non-U.S. jurisdictions.

Liquidity and Capital Expenditures

During the third quarter of 2025, the Company reported net cash used in operating activities of $9.9 million. Capital expenditures totaled $3.5 million during the third quarter of 2025 and totaled $13.9 million for the first nine months of 2025. The Company’s full-year 2025 capital expenditures guidance is unchanged at $15 to $25 million, but the Company anticipates that full-year 2025 capital expenditures will be at the lower end of the range.

As of September 30, 2025, Nine’s cash and cash equivalents were $14.4 million, and the Company had $25.9 million of availability under its revolving credit facility, resulting in a total liquidity position of $40.3 million as of September 30, 2025. On September 30, 2025, the Company had $63.3 million of borrowings under its revolving credit facility. As a result of the current commodity price environment and its impact on the Company’s inventory’s appraised value, the Company currently expects the borrowing base under the 2025 ABL Credit Facility will be reduced by approximately $2.2 million as of October 31, 2025 and will be further reduced by approximately $2.2 million on each of November 30, 2025, December 31, 2025 and January 31, 2026, which would reduce availability thereunder and the Company’s total liquidity position by such amounts. Future increases or decreases in the Company’s inventory’s appraised value would increase or decrease, respectively, the Company’s borrowing base. The Company’s next inventory appraisal is currently expected to be conducted by mid-December 2025 and could increase or decrease the Company’s borrowing base as of December 31, 2025.

As per the terms of the indenture governing Nine’s senior secured notes, the Company is required to periodically offer to repurchase such notes with a portion of any Excess Cash Flow, as defined in the indenture. Nine did not generate any Excess Cash Flow in the most recently ended two fiscal quarters (the six-month period ended September 30, 2025). As a result, no Excess Cash Flow offer will be made to noteholders this month.

During the third quarter of 2025, the Company did not sell any shares of common stock under its at-the-market equity offering program.

ABCSee end of press release for definitions of these non-GAAP measures. These measures are intended to provide additional information only and should not be considered as alternatives to, or more meaningful than, net income (loss), gross profit or any other measure determined in accordance with GAAP. Certain items excluded from these measures are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic costs of depreciable assets. Our computation of these measures may not be comparable to other similarly titled measures of other companies.

Conference Call Information

The call is scheduled for Friday, October 31, 2025, at 10:00 am Central Time. Participants may join the live conference call by dialing U.S. (Toll Free): (877) 524-8416 or International: (412) 902-1028 and asking for the “Nine Energy Service Earnings Call”. Participants are encouraged to dial into the conference call ten to fifteen minutes before the scheduled start time to avoid any delays entering the earnings call.

For those who cannot listen to the live call, a telephonic replay of the call will be available through November 14, 2025 and may be accessed by dialing U.S. (Toll Free): (877) 660-6853 or International: (201) 612-7415 and entering the passcode of 13755919.

About Nine Energy Service

Nine Energy Service is an oilfield services company that offers completion solutions within North America and abroad. The Company brings years of experience with a deep commitment to serving clients with smarter, customized solutions and world-class resources that drive efficiencies. Serving the global oil and gas industry, Nine continues to differentiate itself through superior service quality, wellsite execution and cutting-edge technology. Nine is headquartered in Houston, Texas with operating facilities in the Permian, Eagle Ford, Haynesville, SCOOP/STACK, Niobrara, Barnett, Bakken, Marcellus, Utica and Canada.

For more information on the Company, please visit Nine’s website at nineenergyservice.com.

Forward Looking Statements

The foregoing contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are those that do not state historical facts and are, therefore, inherently subject to risks and uncertainties. Forward-looking statements also include statements that refer to or are based on projections, uncertain events or assumptions. The forward-looking statements included herein are based on current expectations and entail various risks and uncertainties that could cause actual results to differ materially from those forward-looking statements. Such risks and uncertainties include, among other things, the level of capital spending and well completions by the onshore oil and natural gas industry, which may be affected by geopolitical and economic developments in the U.S. and globally, including conflicts, instability, acts of war or terrorism in oil producing countries or regions, particularly Russia, the Middle East, South America and Africa, as well as actions by members of the Organization of the Petroleum Exporting Countries and other oil exporting nations; general economic conditions and inflation, particularly, cost inflation with labor or materials; the effects of tariffs and other trade measures on the Company’s business and on the onshore oil and natural gas industry generally; equipment and supply chain constraints; the Company’s ability to attract and retain key employees, technical personnel and other skilled and qualified workers; the Company’s ability to maintain existing prices or implement price increases on our products and services; pricing pressures, reduced sales, or reduced market share as a result of intense competition in the markets for the Company’s dissolvable plug products; conditions inherent in the oilfield services industry, such as equipment defects, liabilities arising from accidents or damage involving our fleet of trucks or other equipment, explosions and uncontrollable flows of gas or well fluids, and loss of well control; the Company’s ability to implement and commercialize new technologies, services and tools; the Company’s ability to grow its completion tool business domestically and internationally; the adequacy of the Company’s capital resources and liquidity, including the ability to meet its debt obligations; the Company’s ability to manage capital expenditures; the Company’s ability to accurately predict customer demand, including that of its international customers; the loss of, or interruption or delay in operations by, one or more significant customers, including certain of the Company’s customers outside of the United States; the loss of or interruption in operations of one or more key suppliers; the incurrence of significant costs and liabilities resulting from litigation; cybersecurity risks; changes in laws or regulations regarding issues of health, safety and protection of the environment; and other factors described in the “Risk Factors” and “Business” sections of the Company’s most recently filed Annual Report on Form 10-K and subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof, and, except as required by law, the Company undertakes no obligation to update those statements or to publicly announce the results of any revisions to any of those statements to reflect future events or developments.

Nine Energy Service Investor Contact:

Heather Schmidt

Senior Vice President, Strategic Development and Investor Relations

(281) 730-5113

investors@nineenergyservice.com

NINE ENERGY SERVICE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS) AND COMPREHENSIVE INCOME (LOSS)

(In Thousands, Except Share and Per Share Amounts)

(Unaudited)

	Three Months Ended
	September 30, 2025	June 30, 2025
Revenues	$132,028	$147,251
Cost and expenses
Cost of revenues (exclusive of depreciation and amortization shown separately below)	111,728	121,439
General and administrative expenses	12,756	13,874
Depreciation	5,759	5,796
Amortization of intangibles	2,795	2,796
Loss on revaluation of contingent liability	96	48
Loss (gain) on sale of property and equipment	61	(80)

Income (loss) from operations	(1,167)	3,378
Interest expense	13,714	14,729
Interest income	(114)	(319)
Other income	(173)	(187)

Loss before income taxes	(14,594)	(10,845)
Provision (benefit) for income taxes	53	(454)

Net loss	$(14,647)	$(10,391)
Loss per share
Basic	$(0.35)	$(0.25)
Diluted	$(0.35)	$(0.25)
Weighted average shares outstanding
Basic	41,297,925	40,886,710
Diluted	41,297,925	40,886,710
Other comprehensive income, net of tax
Foreign currency translation adjustments, net of tax of $0 and $0	$51	$228

Total other comprehensive income, net of tax	51	228

Total comprehensive loss	$(14,596)	$(10,163)

NINE ENERGY SERVICE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In Thousands)

(Unaudited)

	September 30, 2025	June 30, 2025
Assets
Current assets
Cash and cash equivalents	$14,389	$14,216
Restricted cash	2,086	3,539
Accounts receivable, net	81,446	93,992
Inventories, net	56,806	54,209
Prepaid expenses	6,219	8,409
Other current assets	1,951	1,366

Total current assets	162,897	175,731
Property and equipment, net	66,424	68,794
Operating lease right of use assets, net	35,852	37,862
Finance lease right of use assets, net	19	22
Intangible assets, net	70,859	73,654
Other long-term assets	4,650	5,102

Total assets	$340,701	$361,165

Liabilities and Stockholders’ Equity (Deficit)
Current liabilities
Accounts payable	$37,072	$44,145
Accrued expenses	23,329	35,648
Income taxes payable	169	136
Current portion of long-term debt	—	913
Current portion of operating lease obligations	13,214	13,069
Current portion of finance lease obligations	13	19

Total current liabilities	73,797	93,930
Long-term liabilities
Long-term debt	339,390	323,454
Long-term operating lease obligations	23,290	25,426
Other long-term liabilities	90	92

Total liabilities	436,567	442,902

Stockholders’ equity (deficit)
Common stock (120,000,000 shares authorized at $.01 par value; 43,361,339 and 43,370,187 shares issued and outstanding at September 30, 2025 and June 30, 2025, respectively)	434	434
Additional paid-in capital	807,976	807,509
Accumulated other comprehensive loss	(4,865)	(4,916)
Accumulated deficit	(899,411)	(884,764)

Total stockholders’ equity (deficit)	(95,866)	(81,737)

Total liabilities and stockholders’ equity (deficit)	$340,701	$361,165

NINE ENERGY SERVICE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In Thousands)

(Unaudited)

	Three Months Ended
	September 30, 2025	June 30, 2025
Cash flows from operating activities
Net loss	$(14,647)	$(10,391)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities
Depreciation	5,759	5,796
Amortization of intangibles	2,795	2,796
Amortization of deferred financing costs and non-cash interest	3,899	4,235
Amortization of operating leases	3,970	3,717
Provision for doubtful accounts	—	17
Provision for inventory obsolescence	235	524
Stock-based compensation expense	467	539
Loss (gain) on sale of property and equipment	61	(80)
Loss on revaluation of contingent liability	96	48
Changes in operating assets and liabilities, net of effects from acquisitions
Accounts receivable, net	12,542	1,133
Inventories, net	(2,821)	(3,412)
Prepaid expenses and other current assets	1,613	1,040
Accounts payable and accrued expenses	(19,524)	7,934
Income taxes receivable/payable	32	319
Operating lease obligations	(3,958)	(3,696)
Other assets and liabilities	(463)	(431)

Net cash provided by (used in) operating activities	(9,944)	10,088

Cash flows from investing activities
Proceeds from sales of property and equipment	55	107
Purchases of property and equipment	(3,471)	(5,872)

Net cash used in investing activities	(3,416)	(5,765)

Cash flows from financing activities
Proceeds from revolving credit facilities	13,000	48,946
Payments on revolving credit facilities	—	(47,000)
Payments of short-term debt	(913)	(1,347)
Cost of debt issuance	(51)	(4,507)
Principal payments on finance leases	(6)	(7)

Net cash provided by (used in) financing activities	12,030	(3,915)

Impact of foreign currency exchange on cash	50	72

Net (decrease) increase in cash and cash equivalents	(1,280)	480
Cash, cash equivalents, and restricted cash
Beginning of period	17,755	17,275

End of period	$16,475	$17,755

NINE ENERGY SERVICE, INC.

RECONCILIATION OF ADJUSTED EBITDA

(In Thousands)

(Unaudited)

	Three Months Ended
	September 30, 2025	June 30, 2025
Net loss	$(14,647)	$(10,391)
Interest expense	13,714	14,729
Interest income	(114)	(319)
Depreciation	5,759	5,796
Amortization of intangibles	2,795	2,796
Provision (benefit) for income taxes	53	(454)

EBITDA	$7,560	$12,157

Loss on revaluation of contingent liability (1)	96	48
Restructuring charges	33	306
Stock-based compensation expense	467	539
Cash award expense	1,423	1,153
Loss (gain) on sale of property and equipment	61	(80)

Adjusted EBITDA	$9,640	$14,123

(1)	Amounts relate to the revaluation of contingent liability associated with a 2018 acquisition.

NINE ENERGY SERVICE, INC.

RECONCILIATION AND CALCULATION OF ADJUSTED ROIC

(In Thousands)

(Unaudited)

	Three Months Ended
	September 30, 2025	June 30, 2025
Net loss	$(14,647)	$(10,391)
Add back:
Interest expense	13,714	14,729
Interest income	(114)	(319)
Restructuring charges	33	306

Adjusted after-tax net operating income (loss)	$(1,014)	$4,325

Total capital as of prior period-end:
Total stockholders’ deficit	$(81,737)	$(72,113)
Total debt	350,275	349,260
Less: cash and cash equivalents	(14,216)	(17,275)

Total capital as of prior period-end:	$254,322	$259,872

Total capital as of period-end:
Total stockholders’ deficit	$(95,866)	$(81,737)
Total debt	363,258	350,275
Less: cash and cash equivalents	(14,389)	(14,216)

Total capital as of period-end:	$253,003	$254,322

Average total capital	$253,663	$257,097

ROIC	-23.1%	-16.2%
Adjusted ROIC	-1.6%	6.7%

NINE ENERGY SERVICE, INC.

RECONCILIATION OF ADJUSTED GROSS PROFIT (LOSS)

(In Thousands)

(Unaudited)

	Three Months Ended
	September 30, 2025	June 30, 2025
Calculation of gross profit:
Revenues	$132,028	$147,251
Cost of revenues (exclusive of depreciation and amortization shown separately below)	111,728	121,439
Depreciation (related to cost of revenues)	5,647	5,683
Amortization of intangibles	2,795	2,796

Gross profit	$11,858	$17,333

Adjusted gross profit reconciliation:
Gross profit	$11,858	$17,333
Depreciation (related to cost of revenues)	5,647	5,683
Amortization of intangibles	2,795	2,796

Adjusted gross profit	$20,300	$25,812

NINE ENERGY SERVICE, INC.

EXCESS CASH FLOW CALCULATION

(In Thousands)

(Unaudited)

September 30, 2025
Net cash provided by operating activities (1)	$144
Repurchases of common stock in connection with stock-based employee compensation	—
Capital expenditures used or useful in a Permitted Business:
Purchases of property and equipment	(9,343)
Proceeds from sales of property and equipment	162
Repayments of ABL Obligations	15,746
Charges in respect of finance lease obligations	(13)
Debt issuance costs	(4,558)
Payments on short-term debt	(2,260)
Impact of foreign exchange rate on cash	122
Contingent liability payments	—

Excess Cash Flow	$—
Excess Cash Flow %	75%
Excess Cash Flow Amount	$—

(1)

Amount consists of the Company’s consolidated operating cash flow, determined in accordance with GAAP, for the fiscal quarter ended June 30, 2025 ($10.1 million of net cash provided by operating activities) and for the fiscal quarter ended September 30, 2025 ($9.9 million of net cash used in operating activities)

See the definition of Excess Cash Flow included in the Indenture filed as Exhibit 4.2 to the Current Report on Form 8-K filed February 1, 2023.

AAdjusted EBITDA is defined as EBITDA (which is net income (loss) before interest, taxes, and depreciation and amortization) further adjusted for (i) goodwill, intangible asset, and/or property and equipment impairment charges, (ii) transaction and integration costs related to acquisitions, (iii) loss or gain on revaluation of contingent liabilities, (iv) loss or gain on the extinguishment of debt, (v) loss or gain on the sale of subsidiaries, (vi) restructuring charges, (vii) stock-based compensation and cash award expense, (viii) loss or gain on sale of property and equipment, and (ix) other expenses or charges to exclude certain items which we believe are not reflective of ongoing performance of our business, such as legal expenses and settlement costs related to litigation outside the ordinary course of business. Management believes adjusted EBITDA provides useful information to us and our investors regarding our financial condition and results of operations because it allows us and them to more effectively evaluate our operating performance and compare the results of our operations from period to period without regard to our financing methods or capital structure and helps identify underlying trends in our operations that could otherwise be distorted by the effect of impairments, acquisitions and dispositions and costs that are not reflective of the ongoing performance of our business.

BAdjusted gross profit (loss) is defined as revenues less cost of revenues excluding depreciation and amortization. This measure differs from the GAAP definition of gross profit (loss) because we do not include the impact of depreciation and amortization, which represent non-cash expenses. Our management believes adjusted gross profit (loss) provides useful information to us and our investors regarding our financial condition and results of operation and helps management evaluate our operating performance by eliminating the impact of depreciation and amortization, which we do not consider indicative of our core operating performance.

CAdjusted return on invested capital (“adjusted ROIC”) is defined as adjusted after-tax net operating profit (loss), divided by average total capital. We define adjusted after-tax net operating profit (loss), which is a non-GAAP measure, as net income (loss) plus (i) goodwill, intangible asset, and/or property and equipment impairment charges, (ii) transaction and integration costs related to acquisitions, (iii) interest expense (income), (iv) restructuring charges, (v) loss (gain) on the sale of subsidiaries, (vi) loss (gain) on extinguishment of debt, and (vii) the provision (benefit) for deferred income taxes. We define total capital as book value of equity (deficit) plus the book value of debt less balance sheet cash and cash equivalents. We compute and use the average of the current and prior period-end total capital in determining adjusted ROIC. Management believes adjusted ROIC provides useful information to us and our investors regarding our financial condition and results of operations because it quantifies how well we generate operating income relative to the capital we have invested in our business and illustrates the profitability of a business or project taking into account the capital invested, and management uses adjusted ROIC to assist them in capital resource allocation decisions and in evaluating business performance.